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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Muzak LLC and Muzak Finance Corp. of our report dated February 21, 2003 relating to the financial statements of Muzak LLC and of our report dated February 21, 2003, except for Note 15, for which the date is May 1, 2003 relating to the financial statements of Muzak Holdings LLC, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Charlotte, North Carolina
July 17, 2003